EXHIBIT 4.5

                        TRUST SUPPLEMENT No. 1998-1C
                       Dated as of December 14, 1998


                                  between

                    STATE STREET BANK AND TRUST COMPANY
                                as Trustee,


                                    and


                             US AIRWAYS, INC.

                                     to

                        PASS THROUGH TRUST AGREEMENT
                        Dated as of December 4, 1998



                   US Airways Pass Through Trust 1998-1C
                              6.82% US Airways
                         Pass Through Certificates,
                               Series 1998-1C



           This Trust Supplement No. 1998-1C, dated as of December 14, 1998 (herein called the "Trust Supplement"), between US Airways, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company (the "Trustee"), to the Pass Through Trust Agreement, dated as of December 4, 1998, between the Company and the Trustee (the "Basic Agreement").

                            W I T N E S S E T H:

           WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

           WHEREAS, the Company has received delivery of four Aircraft and has obtained commitments from Airbus for the delivery of certain additional Aircraft;

           WHEREAS, the Company intends to finance the acquisition of each such Aircraft either (i) through separate leveraged lease transactions, in which case the Company will lease such Aircraft (collectively, the "Leased Aircraft") or (ii) through separate secured loan transactions, in which case the Company will own such Aircraft (collectively, the "Owned Aircraft");

           WHEREAS, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

           WHEREAS, in the case of each Owned Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

           WHEREAS, the Trustee hereby declares the creation of this US Airways Pass Through Trust 1998-1C (the "Applicable Trust") for the benefit of the Applicable Certificateholders, and the initial Applicable
 Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

           WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

           WHEREAS, the Escrow Agent, the Trustee, the Escrow Paying Agent, and AIFS have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which AIFS has delivered to the Escrow Agent a portion of the proceeds from the sale of the Applicable Certificates and has irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the remaining undelivered Aircraft are delivered by Airbus under the Aircraft Purchase Agreement from time to time prior to the Delivery Period Termination Date;

           WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with Citibank, N.A. under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

           WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement") and the Note Purchase Agreement, (i) on or shortly following the date hereof, the Trustee on behalf of the Applicable Trust, using a portion of the proceeds from the sale of the Applicable Certificates, shall purchase one or more Equipment Notes issued pursuant to the Participation Agreements relating to the Aircraft described in Exhibit F hereto (the "Delivered Aircraft Equipment Notes") in respect of each of the four Aircraft delivered prior to the date hereof and one additional Aircraft delivered on or shortly after the date hereof (such five Aircraft being the "Delivered Aircraft") having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and (ii) with respect to each remaining Aircraft, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and, in each case, shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders; and

           WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized.

           NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                   ARTICLE I
                               THE CERTIFICATES

           Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "6.82% US Airways Pass Through Certificates, Series 1998-1C" (including the Exchange Certificates and the Private Exchange Certificates, hereinafter defined as the "Applicable Certificates"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

           The terms and conditions applicable to the Applicable
 Certificates are as follows:

           (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.06 of the Basic Agreement and in connection with the performance of the Registration Agreement) is $141,366,000.

           (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means January 30 and July 30 of each year, commencing on January 30, 1999, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

           (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

           (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

           (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

           (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit E.

           (f) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement, and the Escrow Agreement.

           (g) The Applicable Certificates will have the benefit of the Liquidity Facility and the Registration Agreement.

           (h)  The Responsible Party is the Company.

           (i) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are
      Section 6(b) (with respect to Owned Aircraft) and Section 6(c) (with respect to Leased Aircraft) of the relevant Participation Agreement.


                                 ARTICLE II
                                DEFINITIONS

           Section 2.01. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Basic Agreement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

           Agreement:  Has the meaning specified in the recitals hereto.

           AIFS:     Means Airbus Industrie Financial Services.

           Airbus:  Means Airbus Industrie G.I.E.


           Aircraft: Means each of the New Aircraft or Substitute Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement.

           Aircraft Purchase Agreement: Has the meaning specified in the Note Purchase Agreement.

           Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

           Applicable Delivery Date: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

           Applicable Participation Agreement:  Has the meaning specified in
      Section 5.01(b) of this Trust Supplement.

           Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Salt Lake City, Utah, Pittsburgh, Pennsylvania, or, so long as any Applicable Certificate is outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

           Class C Certificate Purchase Agreement: Means the Purchase Agreement dated as of the date hereof between US Airways, Inc. and AIFS.

           Class C Special Indemnity Payment: Has the meaning specified in the Participation Agreements.

           Cut-off Date: Means the earlier of (a) the Delivery Period Termination Date, and (b) the date on which a Triggering Event occurs.

           Delivery Date: Has the meaning specified in the Participation Agreements.

           Delivery Notice: Has the meaning specified in the Participation Agreements.

           Delivery Period Termination Date: Means the earlier of (a) October 31, 1999 and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust and the Other Trusts in accordance with the Note Purchase Agreement.

           Deposits:  Has the meaning specified in the Deposit Agreement.

           Deposit Agreement: Means the Deposit Agreement dated as of December 14, 1998 relating to the Applicable Certificates between Citibank, N.A. and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

           DTC: The Depository Trust Company, its nominees and their respective successors.

           Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

           Escrow Agent: Means, initially, First Security Bank, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

           Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of December 14, 1998 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and AIFS, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

           Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.

           Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

           Exchange Certificate: Means any of the certificates, substantially in the form of Exhibit A, issued in exchange for an Initial Certificate pursuant to the Registration Agreement and authenticated under this Agreement.

           Exchange Offer Registration Statement: Means the Exchange Offer Registration Statement defined in the Registration Agreement.

           Final Maturity Date:  Means January 30, 2016.

           Final Withdrawal:  Has the meaning specified in the Escrow
      Agreement.

           Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.

           Final Withdrawal Notice:  Has the meaning specified in Section
      5.02 of this Trust Supplement.

           Global Certificates: Has the meaning assigned to such term in
      Section 9.01(a).

           Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the Note Purchase Agreement or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

           Initial Certificate: Means any of the certificates issued and authenticated, under this Agreement, substantially in the form of Exhibit A, other than an Exchange Certificate or a Private Exchange Certificate.

           Institutional Accredited Investor or IAI: Means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

           Intercreditor Agreement: Means the Intercreditor Agreement dated as of December 14, 1998 among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity providers relating to the Certificates issued under (and as defined in) each of the Other Agreements, and State Street Bank and Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

           Investors: Means AIFS together with all subsequent beneficial owners of the Applicable Certificates.

           Lease: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

           Leased Aircraft: Has the meaning specified in the third recital to this Trust Supplement.

           Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of December 14, 1998 relating to the Applicable Certificates, between the Liquidity Provider and State Street Bank and Trust Company as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

           Liquidity Provider: Means, initially, ABN AMRO Bank N.V., acting through its Chicago branch, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

           New Aircraft:  Has the meaning specified in the Note Purchase
      Agreement.

           Non-U.S. Person: Means a Person that is not a "U.S. person," as defined in Regulation S.

           Note Documents: Means the Note Purchase Agreement, this Trust Supplement and, with respect to any Equipment Note, means (i) the Indenture and the Participation Agreement relating to such Equipment Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

           Note Purchase Agreement: Means the Note Purchase Agreement dated as of December 14, 1998 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

           Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.

           Offering Memorandum: Means the Offering Memorandum dated December 14, 1998, relating to the offering of the Applicable Certificates.

           Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 1998-1A dated the date hereof relating to US Airways Pass Through Trust 1998-1A and (ii) the Basic Agreement as supplemented by Trust Supplement No. 1998-1B dated the date hereof relating to US Airways Pass Through Trust 1998-1B.

           Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

           Other Trusts: Means the US Airways Pass Through Trust 1998-1A and the US Airways Pass Through Trust 1998-1B, each created on the date hereof.

           Owned Aircraft: Has the meaning specified in the third recital to this Trust Supplement.

           Owner Participant: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants thus referred to in the Indentures.

           Owner Trustee: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of the Indentures.

           Participation Agreement: Means each Participation Agreement relating to the Aircraft described in Exhibit F hereto or to be entered into by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

           Physical Certificates: Has the meaning specified in Section
           9.01(b).

           Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

           Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or other Trust Property and the distribution thereof to be made on that date.

           Postponed Notes: Means the Delivered Aircraft Equipment Notes having a scheduled Transfer Date of December 15, 1998, as specified in Exhibit F hereto and the Delivered Aircraft Equipment Notes to be held in the Trust as to which a Postponement Notice shall have been delivered pursuant to Section 5.01(c).

           Postponement Notice: Means an Officer's Certificate of the Company (i) requesting that the Trustee temporarily postpone purchase of one or more of the Delivered Aircraft Equipment Notes to a date which is later than the scheduled Transfer Date therefor as specified in Exhibit F hereto, (ii) identifying the amount of the purchase price of each such Equipment Note and the aggregate purchase price for all such Equipment Notes, (iii) setting forth the reasons for such postponement and (iv) with respect to each such Equipment Note, either
      (a) setting or resetting a new Transfer Date (which shall be on or prior to December 28, 1998 (the "Postponement Cut-Off Date")) for payment by the Trustee of such purchase price and issuance of the related Equipment Note, or (b) indicating that such new Transfer Date (which shall be on or prior to the Postponement Cut-off Date) will be set by subsequent written notice not less than one Business Day prior to such new Transfer Date.

           Private Exchange Certificate: Means any of the certificates, substantially in the form of Exhibit A, issued in exchange for an Initial Certificate pursuant to the Registration Agreement and authenticated under this Agreement.

           Private Placement Legend: Has the meaning specified in Section
           9.02(a).

           QIB: Means a "qualified institutional buyer" as defined in Rule
           144A.

           Registration Agreement: Means the Registration Agreement, dated as of the date hereof, between the Initial Purchaser, the Trustee and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

           Registration Statement: Means the Registration Statement defined in the Registration Agreement.

           Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

           SEC: Means the Securities and Exchange Commission, as from time to time constituted or created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

           Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

           Special Redemption Premium: Means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

           Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or Special Redemption Premium.

           Substitute Aircraft: Has the meaning specified in the Note Purchase Agreement.

           Termination Date: Means the date on which first occurs a "Termination Event" as defined in that certain Aircraft Financing Letter Agreement, dated as of October 31, 1997 between AVSA, S.A.R.L. and the Company.

           Transfer Date: Has the meaning assigned to the term "Delivery Date" in the Participation Agreement relating to each Delivered Aircraft.

           Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

           Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.


                                  ARTICLE III
                DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

           Section 3.01. Additions to Article IV of the Basic Agreement. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

           (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments Account;

           (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium;

           (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the Escrow Paying Agent under
      Section 2.06 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date; and

           (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not been calculated at the time the Trustee mails notice of a Special Payment.

           (e) Upon the payment of a Class C Special Indemnity Payment to the Trustee under the Participation Agreement or a Class C Special Deposit Payment to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such payments in the Certificate Account.

           (f) Distribute the amount of each Class C Special Indemnity Payment or Class C Special Deposit Payment, if any, on the next succeeding Regular Distribution Date after the Trustee has confirmed receipt of any such payment.

           (g) If any Class C Special Indemnity Payment or Class C Special Deposit Payment is distributed on a Regular Distribution Date, the information required to be provided to Certificateholders pursuant to
      Section 4.03(a) of the Basic Agreement shall include the amount of such distribution allocable to any such payment.

           Section 3.02.  Statements to Applicable Certificateholders.
 (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $100,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

           (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

           (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

           (iii) the amount of such distribution under the Agreement allocable to interest;

           (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

           (v) the amount of such distribution under the Escrow Agreement allocable to Deposits; and

           (vi) the Pool Balance and the Pool Factor.

           With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

           (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii),
 (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.02(a) of this Trust Supplement.

           (c) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (x),
 (y) and (z) below from that set forth in page S-35 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date,
 (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

           (d) This Section 3.02 supersedes and replaces Section 3.03 of the Basic Agreement.


                                   ARTICLE IV
                                     DEFAULT

           Section 4.01. Purchase Rights of Certificateholders. (a) At any time after the occurrence and during the continuance of a Triggering Event, each Applicable Certificateholder shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to the agreements governing the Class B Trust) to purchase, for the purchase price set forth in Section 6.01(b) of the Basic Agreement, all, but not less than all, of the Class A Certificates and the Class B Certificates upon ten days' written notice to the Class A Trustee, the Class B Trustee and each other Applicable Certificateholder, provided that (i) if prior to the end of such ten day period any other Applicable Certificateholder notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A Certificates and the Class B Certificates pursuant to this Section 4.01(a)

           As used in this Section 4.01(a), the terms "Class A
 Certificateholder", "Class A Trust", "Class A Certificate", "Class A Trustee", "Class B Certificateholder", "Class B Trust", "Class B
 Certificate" and "Class B Trustee" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

           (b) Except as expressly set forth above, this Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.


                                 ARTICLE V
                                THE TRUSTEE

           Section 5.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Participation Agreements relating to the Delivered Aircraft and the Registration Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Class C Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Class C Certificate Purchase Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement and the Participation Agreements. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

           (b) On or after the Issuance Date the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Delivery Date as to which such Delivery Notice relates (the "Applicable Delivery Date"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Delivery Notice. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Section 3 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 2(e) or 2(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 5.01(b) shall not apply to the Delivered Aircraft Equipment Notes. The provisions of this Section 5.01(b) and Section 5.01(c) hereof supersede and replace the provisions of Section 2.02 of the Basic Agreement (which are inapplicable to the Trust), and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust, provided that (i) the reference in
 Section 2.03 of the Basic Agreement to "Section 2.02 hereof" shall apply to the Applicable Trust and shall be deemed to refer to Section 5.01(c) of this Trust Supplement and (ii) for purposes of Section 4.02(c) of the Basic Agreement, the reference to (x) "Postponed Notes" shall apply to the Applicable Trust and such term shall have the meaning specified herein and
 (y) "Section 2.02" shall apply to the Applicable Trust and shall be deemed a reference to Section 5.01(c) of this Trust Supplement.

           (c) The Trustee shall purchase, pursuant to the terms and conditions of the Participation Agreements relating to the Delivered Aircraft, the Delivered Aircraft Equipment Notes on the Issuance Date or on December 15, 1998, as specified in Exhibit F hereto.

           In the case of (x) the Delivered Aircraft Equipment Notes having a scheduled Transfer Date of December 15, 1998 and (y) any Delivered Aircraft Equipment Notes with respect to which the Company shall deliver to the Trustee a Postponement Notice, the Trustee shall deposit into an escrow account (the "Postponed Notes Escrow Account") to be maintained as part of the Trust an amount equal to the purchase price of such Postponed Notes (the "Postponed Notes Escrowed Funds"). The Postponed Notes Escrowed Funds so deposited shall be invested by the Trustee at the written direction of the Company in Specified Investments (i) maturing no later than any scheduled Transfer Date relating to the Postponed Notes or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or
 (iii) if the Company has given notice to the Trustee that any Postponed Notes will not be issued, with respect to the portion of the Postponed Notes Escrowed Funds relating to such Postponed Notes, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Postponed Notes Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction of the closing conditions specified in the applicable Participation Agreements on or prior to the Postponement Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with the Postponed Notes Escrowed Funds withdrawn from the Postponed Notes Escrow Account. The purchase price shall equal the principal amount of such Postponed Notes.

           The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in a Postponed Notes Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (other than any earnings thereon) shall be reinvested by the Trustee at the written direction of the Company in Specified Investments maturing as provided in the preceding paragraph.

           Any earnings or Specified Investments received from time to time by the Trustee shall be promptly distributed to the Company. The Company shall pay to the Trustee for deposit to the Postponed Notes Escrow Account an amount equal to any losses on such Specified Investments as incurred.

           On the January 30, 1999 Regular Distribution Date, the Company will pay (in immediately available funds) to the Trustee an amount equal to the interest that would have accrued on any Postponed Notes, if any, purchased after the Issuance Date if such Postponed Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Postponed Notes by the Trustee.

           If the Company notifies the Trustee prior to the Postponement Cut-off Date that any Postponed Notes will not be issued on or prior to the Postponement Cut-off Date for any reason, on the next Special Distribution Date occurring less than 15 days following the date of such notice (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to the Certificates from the Issuance Date to, but not including, such Special Distribution Date and
 (ii) the Trustee shall transfer an amount equal to that amount of Postponed Notes Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Company pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

           If, on the Postponement Cut-off Date, an amount equal to less than all of the Postponed Notes Escrowed Funds (other than Postponed Notes Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the next Special Distribution Date occurring less than 15 days following the Postponement Cut-off Date (i) the Company shall pay to the Trustee for deposit in the Special Payments Account, in immediately available funds, an amount equal to the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Postponed Notes Escrowed Funds (other than Postponed Notes Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to the Applicable Certificates from the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Postponed Notes Escrowed Funds and the amount paid by the Company pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

           Section 5.02. Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date or the Termination Date, (i) (A) the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice") and (B) the Trustee will make a demand upon the Company under the Note Purchase Agreement for an amount equal to the Special Redemption Premium, such payment to be made on the Final Withdrawal Date.

           Section 5.03. The Trustee. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

           (b) Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

           Section 5.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

           (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Documents and the Registration Agreement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Documents and the Registration Agreement to which it is a party;

           (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Documents and the Registration Agreement to which it is a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets,
      (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

           (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Documents and the Registration Agreement to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

           (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Documents and the Registration Agreement to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforce ability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

           Section 5.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.


                                   ARTICLE VI
                             SUPPLEMENTAL AGREEMENTS

           Section 6.01. Supplemental Agreements Without Consent of Applicable Certificateholders. Under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, except that (a) clause (3) of such Section 9.01 shall be deemed to include the Company's rights and powers conferred by the Note Purchase Agreement and (b) clause (4) of such Section 9.01 shall be deemed to include corrections or supplements to provisions of the Escrow Agreement or the Deposit Agreement which may be defective or inconsistent with any other provision of this Agreement or contained in any agreement referred to in such clause (4) and the curing of any ambiguity or the modification of any other provision with respect to matters or questions arising under the Escrow Agreement or the Deposit Agreement.

           Section 6.02. Supplemental Agreements with Consent of Applicable Certificateholders. The provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement to the extent applicable to the Applicable Certificateholders approving such agreement or amendment or modifying in any manner the rights and obligations of such Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits; provided, further, that the provisions of
 Section 9.02(6) of the Basic Agreement shall not apply to the Applicable Trust and any supplemental agreement having the effect described in said
 Section 9.02(6) shall require only the consent of Applicable Certificateholders holding Applicable Certificates evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Applicable Trust.


                                   ARTICLE VII
                              TERMINATION OF TRUST

           Section 7.01. Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond 21 years less one day following the death of the last survivor of all descendants living on the date hereof of Joseph P. Kennedy, Sr., unless applicable law shall permit a longer term, in which case such longer term shall apply.

           Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

           In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.


                                ARTICLE VIII
                          MISCELLANEOUS PROVISIONS

           Section 8.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

           Section 8.02. GOVERNING LAW. THIS AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           Section 8.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

           Section 8.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.


                                   ARTICLE IX
                                THE CERTIFICATES

           Section 9.01. Additions to Article III of the Basic Agreement. In addition to the provisions of Article III of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

           (a) Initial Certificates offered and sold in reliance on Rule 144A or to an Institutional Accredited Investor, or resold in reliance on Regulation S and Rule 904 under the Securities Act, each shall be issued initially in the form of one or more permanent global Certificates in registered form, substantially in the form set forth as Exhibit A (respectively, the "144A Global Certificate," the "IAI Global Certificate," and the "Regulation S Global Certificate," each, a "Global Certificate"), duly executed and authenticated by the Trustee as provided in Section 3.02 of the Basic Agreement. The Global Certificates shall be registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee, as custodian for DTC. The aggregate principal amount of the Global Certificates may from time to time be decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

           (b) Initial Certificates offered and sold other than pursuant to Rule 144A or pursuant to Regulation S or to Institutional Accredited Investors shall be issued in the form of permanent certificated
 Certificates in registered form, in substantially the form set forth as Exhibit A (the "Physical Certificates"). All other Certificates shall be Global Certificates.

           (c) The Applicable Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

           Section 9.02   Restrictive Legends.   Subject to Section 9.03(a)
 of this Trust Supplement, unless and until (i) an Initial Certificate or a Private Exchange Certificate is sold under an effective Registration Statement, (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement,
 (iii) an Initial Certificate or a Private Exchange Certificate is sold pursuant to Rule 144, (iv) as otherwise provided in the Private Placement Legend or (v) the Company and the holder thereof otherwise agree, in each case as provided for in the Registration Agreement, each Global Certificate and each Physical Certificate shall bear the following legend (the "Private Placement Legend") on the face thereof:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ACCORDINGLY, THIS CERTIFICATE OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS OTHERWISE ACQUIRING THIS CERTIFICATE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS OWNED BY US AIRWAYS, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSON RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO US AIRWAYS, INC, (B) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE THAT, PRIOR TO SUCH TRANSFER, FURNISHED TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSES (D) AND (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE AS A RESTRICTED SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY US AIRWAYS, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSONS THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTIONS TERMINATE. THE CLASS C TRUST SUPPLEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

           (b) Each Global Certificate of each class shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 9.03 OF THE TRUST SUPPLEMENT NO. 1998-1C.

           (c) Each Certificate shall also bear the following legend on the face thereof:

      ANY PERSON ACQUIRING OR ACCEPTING THIS CERTIFICATE OR AN INTEREST HEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER: (I) THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OF A PLAN SUBJECT TO
      SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), HAVE NOT BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (II) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

           Section 9.03.    Special Transfer Provisions. Unless and until
 (i) an Initial Certificate or a Private Exchange Certificate is sold under an effective Registration Statement, (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, (iii) an Initial Certificate or a Private Exchange Certificate is sold pursuant to Rule 144, (iv) as otherwise provided in the Private Placement Legend or (v) the Company and the holder thereof otherwise agree, the Registrar shall refuse to register any exchange except in accordance with the following provisions:

           (a) Private Placement Legend. Upon the transfer, exchange or replacement of Applicable Certificates not bearing the Private Placement Legend, the Registrar shall deliver Applicable Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Applicable Certificates bearing the Private Placement Legend, the Registrar shall deliver only Applicable Certificates that bear the Private Placement Legend, except as contemplated by Section 9.02.

           (b) General. By its acceptance of any Applicable Certificate bearing the Private Placement Legend, each Holder of such Applicable Certificate acknowledges the restrictions on transfer of such Applicable Certificate set forth in this Trust Supplement and agrees that it shall transfer such Certificate only as provided in this Trust Supplement. The Registrar shall not register a transfer of any Applicable Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Trust Supplement. In connection with any transfer of Applicable Certificates, each Certificateholder agrees by its acceptance of the Applicable Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as the Private Placement Legend requires to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act.

           Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 9.03. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

           Transfers of the Applicable Certificates (and interests therein) among different types of Global Certificates (including a Global Certificate not containing a Private Placement Legend) and from Global Certificates to a Physical Certificate and from Physical Certificates to Global Certificates shall be made in accordance with the procedures set forth on Exhibit G hereto which shall be prepared on a reasonable basis by US Airways promptly after the date hereof, and shall be subject to the reasonable approval of AIFS, and shall be provided to the Trustee.

                                    ARTICLE X
                                   THE COMPANY

           Section 10.01. Consolidation, Merger, Etc.. Section 5.02 of the Basic Agreement is hereby amended with respect to the Applicable Trust by deleting the word "and" at the end of clause (b) thereof, renumbering clause (c) thereof as clause (d) and inserting a new clause (c) as follows:

           "(c) immediately after giving effect to such transaction, no Indenture Event of Default (in the case of an Owned Aircraft) or, in the case of a Leased Aircraft, Lease Event of Default (as defined in the related Indenture) shall have occurred and be continuing; and".

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                  US AIRWAYS, INC.


                                  By: /s/ Thomas A. Mutryn
                                      -------------------------------
                                      Name:  Thomas A. Mutryn
                                      Title: Sr. V.P., Finance & CFO


                                  STATE STREET BANK AND TRUST
                                  COMPANY, as Trustee


                                  By: /s/ Ruth A. Smith
                                      -------------------------------
                                      Name:  Ruth A. Smith
                                      Title: Vice President



                                   EXHIBIT A

                              FORM OF CERTIFICATE

                                                  CUSIP No._______________


 THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ACCORDINGLY, THIS CERTIFICATE OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS OTHERWISE ACQUIRING THIS CERTIFICATE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS OWNED BY US AIRWAYS, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSON RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO US AIRWAYS, INC., (B) TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE THAT, PRIOR TO SUCH TRANSFER, FURNISHED TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSES (D) AND (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE AS A RESTRICTED SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY US AIRWAYS, INC., THE TRUSTEE OR ANY AFFILIATE OF ANY SUCH PERSONS THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTIONS TERMINATE. THE CLASS C TRUST SUPPLEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

 TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 9.03 OF THE TRUST SUPPLEMENT NO. 1998-1C.

 ANY PERSON ACQUIRING OR ACCEPTING THIS CERTIFICATE OR AN INTEREST HEREIN WILL, BY SUCH ACQUISITION OR ACCEPTANCE, BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER: (I) THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OF A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), HAVE NOT BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (II) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.



                   US AIRWAYS PASS THROUGH TRUST 1998-1C

        ___% US Airways [Initial][Exchange] Pass Through Certificate,
                                Series 1998-1C

                        Issuance Date: _____________

              Final Expected Distribution Date: July 30, 2014

       Evidencing A Fractional Undivided Interest In The US Airways Pass Through Trust 1998-1C, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Leased To Or Owned
                             By US Airways, Inc.


 Certificate
 No. __ $_________ Fractional Undivided Interest representing 0._________% of the Trust per $_____ face amount

           THIS CERTIFIES THAT _________, for value received, is the registered owner of a $___________ (________________ Dollars) Fractional Undivided Interest in the US Airways 1998-1C Pass Through Trust (the "Trust") created by State Street Bank and Trust Company, as trustee (the "Trustee") pursuant to a Pass Through Trust Agreement, dated as of December 4, 1998 (the "Basic Agreement"), as supplemented by Trust Supplement No. 1998-1C (collectively, the "Agreement") between the Trustee and US Airways, Inc., a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is a duly authorized global Certificate designated as "___% US Airways [Initial][Exchange] Pass Through Certificates, Series 1998-1C" (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and any Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft leased to or owned by the Company.

           The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

           Interest applicable to this Certificate will be payable at 6.82% per annum.

           Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each January 30 and July 30 (a "Regular Distribution Date") commencing January 30, 1999, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

           The Holder of this Certificate is entitled to the benefits of the Registration Agreement, dated as of December 14, 1998, between the Company, the Trustee and the Purchaser named therein (the "Registration Agreement"). If (i) any Registration Statement required by the Registration Agreement is not (i) filed with the Securities and Exchange Commission (the "Commission") on or prior to the applicable filing deadline specified in the Registration Agreement, (ii) any Registration Statement required by the Registration Agreement is not declared effective by the Commission on or prior to the applicable effectiveness deadline specified in the Registration Agreement, (iii) the Registered Exchange Offer has not been consummated on or prior to the consummation deadline specified in the Registration Agreement or (iv) any Registration Statement required by the Registration Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two (2) days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five (5) days of filing such post-effective amendment to such Registration Statement (each such event in clauses (i) through (iv), a "Registration Default"), then US Airways agrees to pay to the Class C Trust for distribution to each Holder effected thereby liquidated damages in an amount equal to the following: during the first ninety (90)-day period immediately following the occurrence of such Registration Default, .0025 (the "Multiplier") times the aggregate principal amount of such holder's Class C Certificates times the number of days such Registration Default exists divided by 360 (less any amount thereof that has been paid as provided in the next paragraph). The amount of the Multiplier shall increase by .0025 during each subsequent ninety (90)-day period up to a maximum Multiplier of .01. Notwithstanding the prior sentence, (1) upon the filing of the Registered Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above,
 (2) upon the effectiveness of the Registered Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) in the case of (ii) above, (3) upon consummation of the Registered Exchange Offer in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Registered Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Securities as a result of such clause
 (i), (ii), (iii) or (iv), as applicable, will cease, until such time, if any, that another Registration Default occurs.

           Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

           The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

           As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $______ Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

           Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

           The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

           THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                          US AIRWAYS PASS THROUGH TRUST 1998-1C

                          By:  STATE STREET BANK AND TRUST
                               COMPANY, as Trustee



                          By:______________________________________
                             Name:
                             Title:



                THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Certificates referred to in the within-mentioned Agreement.


                          By:  STATE STREET BANK AND TRUST
                               COMPANY, as Trustee



                          By:______________________________________
                            Name:
                            Title:

 Dated: ___________________



                                 EXHIBIT B

                          FORM OF TRANSFER NOTICE

           FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto:

 Insert Taxpayer Identification No.

 -------------------
 please print or typewrite name and address including zip code of assignee
 -------------------
 the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

 -------------------
 attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

                   In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or December 14, 2000, the undersigned confirms that without utilizing any general solicitation or general advertising that:


                     [Check One]

 [ ] (a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule
           144A thereunder.

                                      or

 [ ] (b) this Certificate is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

      If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 9.03 of the Trust Supplement shall have been satisfied.


 Date:                      [Name of Transferor]

                      -------------------------------
                NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

 Signature Guarantee:

                     ---------------------------



                                 EXHIBIT C

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                  WITH TRANSFERS PURSUANT TO REGULATION S


                                         [Date]


 State Street Bank and Trust Company
 [Address]

      Re:  US Airways Pass Through Trust 1998-1C
           (the "Trust"), US Airways Pass Through
           Certificates, Series 1998-1C (the "Certificates")

 Dear Sirs:

           In connection with our proposed sale of $_______ Fractional Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

 1. the offer of the Certificates was not made to a person in the United States;

 2. either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

 3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

 4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

           In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

           You and US Airways, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                               Very truly yours,
                               [Name of Transferor]



                               By:
                                    ------------------------------
                                    Authorized Signature



                                   EXHIBIT D

                         FORM OF CERTIFICATE TO BE
                        DELIVERED IN CONNECTION WITH
                 TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                         [Date]


 State Street Bank and Trust Company
 [Address]


      Re:  US Airways Pass Through Trust 1998-1C
           (the "Trust"), US Airways Pass Through
           Certificates, Series 1998-1C (the "Certificates")

 Dear Sirs:

           In connection with our proposed purchase of $_________ aggregate principal amount of the Certificates, we confirm that:

 1. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement, dated as of December 4, 1998, as supplemented by Trust Supplement No. 1998-1C, relating to the Certificates (the "Pass Through Trust Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

 2. We understand that the Certificates have not been registered under the Securities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificate, we shall do so only (A) to US Airways, Inc., (B) to a person who the holder reasonably believes is a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) to an institutional "accredited investor" acquiring $100,000 or more aggregate principal amount of such Certificate that, prior to such transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this certificate (the form of which letter can be obtained from the Trustee), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (E) in accordance with another exemption from the Securities Act or
           (F) pursuant to an effective registration statement under the Securities Act; and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Notes are restricted as stated herein. We further understand that the Certificates purchased by us shall bear a legend to the foregoing effect.

 3. We understand that, in connection with any transfer of this Certificate as a restricted security within two years after the later of the original issuance of this Certificate or the last date on which this Certificate was held by US Airways, Inc., the Trustee, or any affiliate of any such persons, the holder must check the appropriate box set forth on the transfer notice attached to the Certificate relating to the manner of such transfer and submit this Certificate to the Trustee; provided that the Company and the Trustee shall have the right prior to any such offer, sale or transfer pursuant to clause (C) or (E) in paragraph 2 to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of
           them.   We further understand that the Certificates purchased by
           us shall bear a legend to the foregoing effect.

 4. We are [an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7)](1)/[a non-institutional
           "accredited investor" (as defined in Rule 501(a), (4), (5), (6) or (8)](2) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be [, or have access to financial, legal, accounting and tax advisors and have consulted the same to the extent necessary for us to be,](2) capable of evaluating the merits and risks of our investment in the Certificates and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

 5. We are acquiring the Certificates purchased by us for our own account [or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.] (1)

           You and US Airways, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                               Very truly yours,
                               [Name of Transferee]


                               By:
                                    -------------------------------
                                    Authorized Signature


-----------------------
(1)    For institutional accredited investors only.
(2)    For non-institutional accredited investors only.



                                 EXHIBIT E


                      [DTC Letter of Representations]



                                 EXHIBIT F


 Aircraft Type and Registration No.      Scheduled Transfer Date
 ----------------------------------      -----------------------

           Airbus A319/N700UW              December 15, 1998

           Airbus A319/N701UW              December 15, 1998

           Airbus A319/N702UW              December 14, 1998

           Airbus A319/N703UW              December 14, 1998

           Airbus A319/N704US              December 15, 1998



                                 EXHIBIT G

                     OTHER SPECIAL TRANSFER PROVISIONS

      The following provisions shall supplement and, to the extent inconsistent with, shall supercede and replace Sections 3.04 and 3.05 of the Basic Agreement.

           (a) Transfers other than to QIBs, IAIs, or pursuant to Regulation
 S. The following provisions shall apply with respect to the registration of any proposed transfer of an Applicable Certificate bearing, both before and after the transfer, a Private Placement Legend (a "Restricted Certificate") other than to any QIB, IAI which is not a QIB, or pursuant to Regulation S:

                (i) The Registrar shall register the transfer of any such Restricted Certificate, if the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit D hereto, and if (x) the proposed transferee agrees that it will not within two years after the later of the original issuance of this certificate or the last date on which this certificate was owned by US Airways, Inc., the Trustee or any affiliate of any such person resell or otherwise transfer this certificate except (a) to US Airways, Inc., (b) to a person who the transferee reasonably believes is a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) to an Institutional Accredited Investor acquiring $100,000 or more aggregate principal amount of such Certificate that, prior to such transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Certificate (the form of which letter substantially in the form of Exhibit D), (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) in accordance with another exemption from the Securities Act or (f) pursuant to an effective registration statement under the Securities Act; (y) the proposed transferee agrees that it will deliver to each person to whom this certificate is transferred (other than pursuant to clauses (d) and (f) above) a notice substantially to the effect of this legend; and (z) the proposed transferor and transferee have delivered to the Registrar such other documents as are required by the Private Placement Legend.

                (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
      (y) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such Global Certificate in an amount equal to the Fractional Undivided Interest represented by the beneficial interest in such Global Certificate to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver to the transferor or at its direction, one or more Physical Certificates of like class, tenor and amount, or an interest in a Restricted Certificate (other than a Rule 144A Global Certificate).

           (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer to a QIB:

                (i) The Registrar shall register the transfer if (x) such transfer is being made by a proposed transferor who has checked the box provided for on the Form of Transfer Notice attached to the Initial Certificate or Private Exchange Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who the transferor reasonably believes is a QIB and has notified the transferee that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and (y) the proposed transferor and transferee have delivered to the Registrar such other documents as are required by the Private Placement Legend.

                (ii) If the Certificate to be transferred is a Physical Certificate, upon receipt by the Registrar of the documents referred to in clause (i) above and instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the Fractional Undivided Interest of the Rule 144A Global Certificate in an amount equal to the Fractional Undivided Interest of the Physical Certificates being transferred, and the Trustee shall cancel such Physical Certificates. If the proposed transfer is a transfer of a beneficial interest in one Global Certificate, the provisions of paragraph (e) below shall apply.

           (c)  Transfers to IAIs.   The following provisions shall apply
 with respect to the registration of any proposed transfer of, or an interest in, a Restricted Certificate (other than the IAI Global
 Certificate) to an IAI who is not a QIB:

                (i) The Registrar shall register the transfer if the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit D and the proposed transferor and transferee have delivered to the Registrar such other documents as are required by the Private Placement Legend.

                (ii) If the Certificate to be transferred is a Physical Certificate, upon receipt by the Registrar of the documents referred to in clause (i) above and instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the Fractional Undivided Interest of the IAI Global Certificate in an amount equal to the Fractional Undivided Interest of the Physical Certificates being transferred, and the Trustee shall cancel such Physical Certificates. If the proposed transfer is a transfer of a beneficial interest in one Global Certificate to a beneficial interest in another Global Certificate, the provisions of paragraph (e) below shall apply.

           (d) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any registration of any transfer of an Initial Certificate in accordance with Regulation S:

                (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Certificate to be transferred is a Physical Certificate or an interest in the Global Certificate, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.

                (ii) Upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the Fractional Undivided Interest of such Global Certificate in an amount equal to the Fractional Undivided Interest represented by the beneficial interest in such Global Certificate to be transferred, and
      (B) upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the Fractional Undivided Interest of the Regulation S Global Certificate in an amount equal to the Fractional Undivided Interest of the Physical Certificate or the Regulation S Global Certificate to be transferred, and the Trustee shall cancel the Physical Certificate if any, so transferred or decrease the Fractional Undivided Interest of such Global Certificate.

                (iii) Upon a sale or transfer after the expiration of the "restricted period" as defined in Regulation S of any Restricted Certificate acquired pursuant to Regulation S, such Certificate shall no longer bear the Private Placement Legend.

           (e) Transfers of and between Global Certificates. (i) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, its successor or such successor's nominees. Beneficial interests in the Global Certificate may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 9.03 and this Exhibit G. If the proposed transfer is a transfer of a beneficial interest in one Global Certificate to a beneficial interest in another Global Certificate, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Global Certificate to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date of such transfer and a corresponding decrease in the principal amount of the Global Certificate from which such interest is being transferred.